SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
              [Amendment No. . . . . . . . . .]

Filed by the Registrant  [X ]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to  240.14a-11(c) or
240.14a-12
                        CONRAIL INC.
. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       (Name of Registrant as Specified in Its Charter)

                        CONRAIL INC.
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which
          transaction applies:
          . . . . . . . . . . . . . . . . . . . . . . . . .
     2)   Aggregate number of securities to which
          transaction applies:
          . . . . . . . . . . . . . . . . . . . . . . . . .
     3)   Per unit price or other underlying value of
          transaction computed pursuant
          to Exchange Act Rule 0-11:*
          . . . . . . . . . . . . . . . . . . . . . . . . .
     4)   Proposed maximum aggregate value of transaction:
          . . . . . . . . . . . . . . . . . . . . . . . . .
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:_____________________________________

     2)   Form Schedule or Registration Statement No._________________

     3)   Filing Party:_______________________________________________

     4)   Date Filed:_________________________________________________

                        CONRAIL INC.



                                        March 31, 1994

Dear Shareholder:

     On behalf of the Board of Directors and Officers of Conrail Inc., I would like to invite you to attend the Annual Meeting of Shareholders to be held on Wednesday, May
18, 1994 at 10:00 a.m. Eastern Daylight Time in The Academy of Music Hall, 1420 Locust Street, Philadelphia,
Pennsylvania. We look forward to seeing those shareholders who will find it possible to attend the meeting.

     At the meeting, shareholders will be asked to elect four directors for terms expiring in 1997 and to ratify the appointment of independent accountants. As has been the case at each meeting of our shareholders, a report on the activities and performance of Conrail will also be made.

     As soon as possible, please complete the top part of the enclosed proxy card, detach the completed portion and return it in the enclosed postpaid return envelope to ensure that your shares will be voted at the meeting.
Voting your shares by proxy does not prevent you from voting your shares in person should you decide to attend the meeting.

     If you intend to come to the meeting, please so indicate in the Special Action section of the proxy card which you return. For those shareholders who do plan to attend the meeting, please retain the bottom portion of the card as this will serve as your admission card to the meeting. You will also note that this bottom portion of the proxy card outlines the agenda for the meeting.

     Conrail's performance during 1993 was quite encouraging, particularly in light of extraordinary events such as the prolonged coal strike and the mid-year floods that ravaged the midwest. As attention now turns to the coming year, I am convinced that our continued focus on customer satisfaction, strengthened by the recent implementation of the service group concept, will enable
Conrail to address the increasing challenges of the coming year.


                         Sincerely,


                         James A. Hagen
                         James A. Hagen
                         Chairman, President &
                         Chief Executive Officer

                            CONRAIL INC.
                         Two Commerce Square
                         2001 Market Street
                  Philadelphia, Pennsylvania  19101


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MAY 18, 1994

To Our Shareholders:

      NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS OF CONRAIL INC. will be held in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on the 18th day of May, 1994 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

      1. To elect four directors in Class I to serve until the Annual Meeting of Shareholders in 1997 and until their successors are elected and take office;

      2. To ratify the appointment of Price Waterhouse as the independent accountants for the year 1994; and

      3. To transact such other business as may properly come before the meeting.

      Only those shareholders of record as of the close of business on March 4, 1994 will be entitled to vote at the meeting. For purposes of any meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders who attend such an adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purposes of acting on any matter set forth in this Notice.

                              By Order of the Board of Directors


                                        Allan Schimmel
March 31, 1994                          Allan Schimmel
                                     Corporate Secretary


IMPORTANT NOTICE

      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT PRIOR TO ITS EXERCISE, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY THEN REVOKE THEIR PROXY AND VOTE IN PERSON.

                            CONRAIL INC.
                         Two Commerce Square
                         2001 Market Street
                  Philadelphia, Pennsylvania 19101
                           (215) 209-2000


         PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MAY 18, 1994

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Conrail Inc. ("Conrail") of proxies for use at the Annual Meeting to be held in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on the 18th day of May, 1994 at 10:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A form of proxy for holders of Conrail's common stock (the "Conrail Common Stock") and Series A ESOP Convertible Junior Preferred Stock (the "Conrail Preferred Stock") is being furnished for use at the Annual Meeting. This Proxy Statement and the form of proxy are being mailed on March 31, 1994, or as soon thereafter as practicable, to all shareholders entitled to vote at the Annual Meeting.

      On July 1, 1993, Conrail Inc. became the publicly held holding company of Consolidated Rail Corporation, which remains the principal subsidiary of Conrail Inc. Except as otherwise noted, references to Conrail in this Proxy Statement are to Consolidated Rail Corporation prior to July 1, 1993 and to Conrail Inc. thereafter. For purposes of the disclosure set forth herein, executive officers of Consolidated Rail Corporation are treated as executive officers of Conrail Inc.

     Voting and Revocation of Proxies. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder who has executed a proxy and wishes to vote in person at the Annual Meeting must deliver a written notice revoking that proxy to the Corporate Secretary of Conrail before the proxy is voted. A shareholder may also revoke a proxy by duly executing a proxy bearing a later date. Proxies for shares of Conrail Common Stock and for shares of Conrail Preferred Stock that have been allocated to individual employees will be voted in accordance with the shareholder's direction. If no direction is given, proxies for shares of Conrail Common Stock will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement. All shares of Conrail Preferred Stock that have not been allocated to an individual employee, and all shares of Conrail Preferred Stock that have been so allocated but as to which no voting instructions have been received by the Trustee of Conrail's Employee Stock Ownership Plan (the "ESOP"), shall be voted in the same manner and proportion as are the shares of Conrail Preferred Stock for which valid instructions are received.

      The Board knows of no matters likely to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters, not now known or determined, properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

      Vote Required. Each share of Conrail Common Stock and each share of Conrail Preferred Stock will entitle the holder thereof to one vote on all matters that may properly come before the Annual Meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Conrail Common Stock and Conrail Preferred Stock, considered as one class, is necessary to constitute a quorum at the Annual Meeting. The votes required for the election of directors, as set forth below, assume the presence of a quorum at the Annual Meeting.

     To be elected as a director, a candidate must receive a majority of the votes cast in his or her election contest by the holders of Conrail Common Stock and Conrail Preferred Stock, voting as one class.

      The election inspector appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate the votes cast, whether in person or by proxy, at the Annual Meeting.
The election inspector will treat abstentions and broker non-votes (shares held of record in the name of a broker for which the broker has not received voting instructions from the beneficial owner of such shares) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be treated as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. As a result, abstentions will have no impact on the election of directors or any other matter submitted to the shareholders for a vote, except to the extent the number of votes cast will be reduced. Shares represented by broker non-votes will be entitled to be voted in the elections of directors and the ratification of the appointment of the independent accountants.

      Record Date and Outstanding Shares. Pursuant to Conrail's bylaws, the Board has fixed the close of business on March 4, 1994 as the time for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on March 4, 1994, there were issued and outstanding 79,645,290 shares of Conrail Common Stock and 9,942,229 shares of Conrail Preferred Stock. To Conrail's knowledge, the only persons (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, as of March 4, 1994, owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table:

                    Name and Address          Amount and Nature of    Percent
Title of Class      of Beneficial Owner       Beneficial Ownership    of Class
- --------------      -------------------       --------------------    --------
Conrail Common      FMR Corp.                 5,859,638 (of which:        7.4%
Stock               82 Devonshire St.         sole voting power -
                    Boston, MA  02109         97,438; shared voting
                                              power - 0; sole
                                              dispositive power -
                                              5,859,638) (1)

Conrail             Boston Safe Deposit and   8,665,019 shares, not      87.1%
Preferred           Trust Company             individually but
Stock               One Cabot Road            solely in its capacity
                    Medford, MA  02155        as Trustee of
                                              the ESOP (2)


(1) As of February 1, 1994, based on Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission. These shares represent 6.5% of Conrail's total voting securities (Common Stock and Preferred Stock voting as one class). According to the Schedule 13G, Edward C. Johnson, 3rd, Chairman of FMR Corp., has sole dispositive power with respect to these 5,859,638 shares and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is a beneficial owner of 5,679,700 of such shares (7.1% of the outstanding shares of Common Stock) by reason of its acting as investment adviser to certain Fidelity mutual funds, including Fidelity Magellan Fund, which beneficially owns 3,994,300 shares (5.0% of the outstanding Common Stock.)

(2) Shares of Conrail Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of Conrail Preferred Stock is deemed to be ownership of an equal number of shares of Conrail Common Stock. These 8,665,019 shares of Conrail Preferred Stock represent 9.7% of Conrail's total voting securities.

      Ownership by Management of Equity Securities. The following table sets forth the beneficial ownership, as of February 21, 1994, of Conrail Common Stock and Conrail Preferred Stock of each director and nominee, each of the five executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such shares of Conrail Common Stock, and sole voting power with respect to such shares of Conrail Preferred Stock. The ESOP Trustee holds sole investment power with respect to all shares of Conrail Preferred Stock. As of

February 21, 1994 all Conrail directors and officers as a group owned less than one percent (1%) of the aggregate outstanding Conrail Common Stock and Conrail Preferred Stock.

                                                  Amount and Nature
                    Name and Address                of Beneficial
Title of Class      of Beneficial Owner               Ownership
- --------------      -------------------           -----------------

Conrail Common      H. Furlong Baldwin                2,000
Stock                  Director and Nominee

                    Claude S. Brinegar                1,000
                       Director

                    Daniel B. Burke                   2,000
                       Director

                    Kathleen Foley Feldstein            700
                       Director

                    Roger S. Hillas                   2,362
                       Director

                    E. Bradley Jones                  1,000
                       Director

                    David B. Lewis                    1,200
                       Director

                    John C. Marous                      800
                       Director

                    Michael H. Moskow                   500
                       Nominee

                    Raymond T. Schuler                7,396
                       Director

                    David H. Swanson                    764
                       Director and Nominee

                    James A. Hagen                  144,413 (1)
                       Chairman, President and
                       Chief Executive Officer
                       and Nominee

                    David M. LeVan                   71,280 (1)
                       Executive Vice President

                    H. William Brown                 86,466 (1)
                       Senior Vice President-
                       Finance
                       and Administration

                    Charles N. Marshall              30,692 (1)
                       Senior Vice President-
                       Development

                    Gordon H. Kuhn                   28,433 (1)
                       Senior Vice President - Core
                       Service Group

                    All  Directors and Executive    733,936 (2)
                    Officers as a group



      (1) For Messrs. Hagen, LeVan, Brown, Marshall and Kuhn, respectively, includes options exercisable within 60 days to acquire 71,250, 15,626, 71,026, 25,758 and 15,626 shares of Conrail Common
Stock  and  1,174,  1,243,  1,227, 1,224  and  1,235  shares  of  Conrail
Preferred Stock allocated to the accounts of the named officers pursuant to the ESOP. Shares of Conrail Preferred Stock are convertible into shares of Conrail Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments.
As a result, ownership of shares of Conrail Preferred Stock is deemed to be ownership of an equal number of shares of Conrail Common Stock.

      (2) Includes options exercisable within 60 days to acquire 466,900 shares of Conrail Common Stock and 26,974 shares of Conrail Preferred Stock allocated to the accounts of individual officers pursuant to the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

      Proxy Solicitation. Conrail will bear the expense of the Board's proxy solicitation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and employees of Conrail (none of whom will receive additional compensation therefor). Conrail has engaged D. F. King & Company, Inc., 77 Water Street, New York, N.Y., to assist in the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement of out-of-pocket expenses. Upon request, Conrail will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Four directors (Class I) will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders in 1997. Four directors (Class II) are serving three-year terms expiring in 1995. Four directors (Class III) are serving three-year terms expiring in 1996. Except directors elected to fill unexpired terms, all directors of each class are elected to serve three-year terms and until their successors are elected and take office.

      Fewer nominees are named than the number of directors fixed by Conrail's Articles of Incorporation and bylaws,
                                 6
which provide for five Class I directors, four Class II directors and four Class III directors. The Nominating Committee of the Board has chosen not to nominate a candidate for the vacant Class I director position at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      All persons named herein as nominees for director have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. If such event occurs, however, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board, and all proxies eligible to be voted will be voted for such other person or persons.

      Set forth below are the names and ages of the nominees for election to the Board and the directors continuing in office (none of whom, other than James A. Hagen, holds any position with Conrail), each such person's prior service as a director of Conrail and a brief description of each such person's business experience over the past five years, including any other directorships in certain companies.

PROPOSAL NO. 1

NOMINEES FOR ELECTION AS CLASS I DIRECTORS - TERM EXPIRING 1997:

Name, Business Experience                         Prior Service As
and Other Directorships                           Conrail Director
- -------------------------                         ----------------

H. Furlong Baldwin                                Since 1988
Chairman and Chief Executive Officer  of
Mercantile    Bankshares    Corporation.
Director,      Mercantile     Bankshares
Corporation,  Baltimore Gas  &  Electric
Company,  GRC  International,  Inc.  and
USF&G Corporation.  Age 62.

James A. Hagen                                    Since 1989
Chairman,  President and Chief Executive
Officer  of  Conrail  since  May   1989.
President  of CSX Distribution Services,
Inc.   between   1988  and   May   1989.
Director, Philadelphia Electric Company.
Age 62.

Michael H. Moskow                                 No Prior Service
Clinical   Professor  of  Strategy   and
International Management, J. L.  Kellogg
Graduate     School    of    Management,
Northwestern University since  September
1993.   Visiting  Scholar,  Northwestern
University  between  February  1993  and
August 1993.  Deputy United States Trade
Representative  between 1991  and  1993.
Vice  President - Strategy and  Business
Development  of  Premark  International,
Inc.,  a  multi-national  consumer   and
commercial  products  company,   between
1989 and 1990. Age 56.

David H. Swanson                                  Since 1989
Chief Executive Officer of Premier  Agri
Technologies,   Inc.,  an  international
agricultural  business,  since   January
1994.   Chairman,  President  and  Chief
Executive   Officer  of   Central   Soya
Company,  Inc. between 1986 and  January
1994.  Age 51.

DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS - TERM EXPIRING 1995:

Kathleen Foley Feldstein                          Since 1993
President of Economics Studies, Inc.,  a
private consulting firm, since prior  to
January  1, 1989. Director, Bank-America
Corporation,      Digital      Equipment
Corporation    and   Kleinwort    Benson
Australian Income Fund. Age 53.

David B. Lewis                                    Since 1989
Chairman   and  Senior  Shareholder   of
Lewis,  White & Clay, P.C., a law  firm.
Director,  LG&E  Energy  Corp.    Lewis,
White & Clay provided legal services to Conrail in 1993. Age 49.

John C. Marous                                    Since 1991
Retired  in  July 1990 from Westinghouse
Electric  Corporation where he held  the
position of Chairman and Chief Executive
Officer  between January 1988  and  July
1990.      Director,    Bell    Atlantic
Corporation,  Connecticut  Mutual   Life
Insurance Company and Mellon Bank,  N.A.
Age 68.

Raymond T. Schuler                                Since 1981
Retired  in  September  1990  from   the
Business  Council  of  New  York  State,
Inc.,  where  he held the  positions  of
Vice   Chairman,  President  and   Chief
Executive  Officer. Director,  Northeast
Savings Bank and Oneida, Ltd.  Age 64.


CLASS  III  DIRECTORS  -  TERM  EXPIRING
1996:
Claude S. Brinegar                                Since 1990
Vice  Chairman since 1989 and  Executive
Vice  President  -  Administration   and
Planning from May 1991  to April 1992 of
Unocal  Corporation, a  high  technology
earth   resources  company.    Director,
Unocal  Corp.,  Maxicare  Health  Plans,
Inc., and a visiting scholar at Stanford
University.  Age 67.

Daniel B. Burke                                   1981   to  1986
Retired  in  February 1994 from  Capital          and since 1987
Cities/ABC,  Inc.  where  he  held   the
positions   of   President   and   Chief
Executive  Officer since June 1990,  and
President and Chief Operating Officer of
that   company  prior  to   that   time.
Director, Capital Cities/ABC, Inc., Rohm and Haas Co. and Avon Products, Inc.
Age 65.

Roger S. Hillas                                   Since 1981
Retired  in  January 1993  from  Meritor
Savings Bank where he held the positions of Chairman and Chief Executive Officer between July 1988 and December 1992.
Director, P.H. Glatfelter Company,  Toll
Bros.,  Inc.,  The Bon-Ton Stores,  Inc.
and VF Corporation.  Age 66.

E. Bradley Jones                                  Since 1987
Retired in December 1984 from LTV  Steel
Company  where he held the positions  of
Chairman and Chief Executive Officer and
Group Vice President of LTV Corporation.
Director,    TRW,   Inc.,    Hyster-Yale
Materials    Handling,    Inc.,    NACCO
Industries,    Inc.,   Cleveland-Cliffs,
Inc.,  Birmingham Steel Corporation  and
RPM,  Inc.;  Trustee, First  Union  Real
Estate Equity and Mortgage Investments and Trustee, Fidelity Group of Funds.
Age 66.


BOARD COMMITTEES AND MEETlNGS

      During 1993, the Board held nine meetings, and each director attended more than 75 percent of the aggregate of the total number of meetings held by the Board and the total number of meetings held by committees of the Board on which such director served.

      The Board has a number of committees, including an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee, consisting of Messrs. Lewis (Chairman), Baldwin, Brinegar, Jones, Marous and Schuler and Ms. Feldstein, met three times during 1993. The Audit Committee reviews Conrail's accounting processes, financial control and reporting systems, as well as the selection of Conrail's independent accountants and the scope of the audits to be conducted. The Compensation Committee, consisting of Messrs. Burke (Chairman), Brinegar, Hillas, William G. Milliken and Swanson, met five times during 1993. The Compensation Committee
reviews   Conrail's  compensation  programs  and   structure.    The
Nominating   Committee,  consisting  of  Messrs.  Jones  (Chairman),
Hillas,  Lewis  and  Schuler,  met  six  times  during  1993.    The
Nominating   Committee  has  the  responsibility  for   recommending
individuals  for election as members of the Board.   The  Nominating
Committee  will  consider written recommendations from  shareholders
for   nominees  for  election  to  the  Board,  provided  that  such recommendations, together with (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act, (ii) a description of all arrangements or understandings among the recommending shareholder and each nominee and any other person with respect to such nomination, and (iii) the consent of each nominee to serve as a director of Conrail if so elected, are received by the Corporate Secretary of Conrail by, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of Conrail as the date by which shareholder
proposals   for  consideration  at  the  next  annual   meeting   of
shareholders must be received and, in the case of a special meeting of shareholders, not later than the tenth day after the giving of notice of such meeting.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Directors' Compensation. Directors who are not officers of Conrail receive an annual fee of $25,000 and a fee of $750 for each Board and Board Committee meeting they attend. Each such director who is a chairman of a Board Committee receives an additional annual fee of $2,000, except the chairman of the Audit Committee who receives an additional annual fee of $2,500. Directors who are officers of Conrail are not paid any fees for service on the Board or on any Board Committees.

      Conrail maintains a Retirement Plan for Non-Employee Directors ("Directors' Retirement Plan") that provides each director who is not an employee or former employee of Conrail with a retirement benefit equal to the product of (1) one-twelfth of his or her annual retainer fee from Conrail in effect at the time the director ceases to serve as a member of the Board and (2) the number of full months, up to 120, he or she served on the Board, including service on the Board of Consolidated Rail Corporation prior to July 1, 1993.

     Benefits are payable in cash, from Conrail's general assets, in equal monthly installments over the ten-year period beginning with the month following the later of (1) the month in which the director ceases to serve on the Board or (2) the month in which the director attains age 65. Notwithstanding the foregoing, (1) the benefits of directors who cease to serve on the Board on account of disability commence with the month following the month in which the director ceases to serve on the Board, and (2) after a director's death, his or her benefits shall be paid to the director's designated beneficiary, or in the absence of a written designation, to the director's estate, in a lump sum, as soon as practicable following the director's death.

      Benefits are forfeited in the event the director, before he or she attains age 65, is removed from the Board for cause or voluntarily resigns from the Board, unless the resignation is approved by the Board on account of a conflict between the interests of the director and the interests of Conrail.

       Conrail also maintains a Board of Directors Charitable Contributions Program pursuant to which Conrail has purchased life insurance policies of $1 million on the life of each director. Upon the death of an individual director, Conrail will donate $1 million in five annual installments of $200,000 each to one or more qualifying educational or charitable organizations designated by the director, and will be reimbursed by the life insurance proceeds. Individual directors derive no financial benefit from the program; all charitable deductions accrue solely to Conrail. In 1993, a donation of $200,000 was made under the program on behalf of the late Ann F. Friedlaender.

       Compensation of Executive Officers. The following table provides certain summary information concerning compensation awarded to, earned by or paid to Conrail's Chairman, President and Chief Executive Officer, Mr. James A. Hagen, and each of the four other most highly compensated executive officers of Conrail (determined as of the end of the last fiscal year (December 31, 1993) and hereafter referred to as the "named executive officers") for all services rendered in all capacities to Conrail and its subsidiaries during the fiscal years ended December 31, 1991, 1992 and 1993.

                     SUMMARY COMPENSATION TABLE
                                               Long-Term Compensation
                     Annual Compensation               Awards
                   -----------------------  ----------------------------
(a)                (b)   (c)       (d)      (f)             (g)               (i)

                                                            Securities
Name and                                    Restricted      Underlying     All Other
Principal                Salary    Bonus    Stock Award(s)  Options/SARS   Compensation
Position           Year   ($)       ($)         ($)             (#)           ($) (1)
- ---------          ----  ------    -----    -------------   ------------   ------------
J. A. Hagen        1993  $646,899 $ 19,500  $ 615,576 (2)           0      $15,434
Chairman,          1992   607,428      -      685,831 (3)      62,500       15,167
President & CEO    1991   535,665  235,614    354,226 (4)           0          -

H.W. Brown         1993   264,995    7,990    189,163 (2)           0        8,994
Sr.Vice President- 1992   259,255     -       219,294 (3)      31,250        8,727
Finance & Admin.   1991   245,904     -       243,788 (4)           0          -

C.N. Marshall      1993   259,159  131,040       -                  0        8,994
Sr.Vice President- 1992   252,480  145,596       -             31,250        8,727
Development        1991   245,904  162,156       -                  0          -

D.M. LeVan         1993   255,218    7,784    189,170 (2)           0        8,994
Executive          1992   209,255   59,904     89,857 (3)      31,250        8,727
Vice President     1991   175,794   58,054     87,081 (4)           0          -

G.H. Kuhn          1993   252,544   67,456     77,761 (2)           0        8,994
Sr.Vice President- 1992   222,207   63,411     94,123 (3)      31,250        8,727
Core Service Group 1991   184,419  121,897       -                  0          -

(1) The amounts of $8,994 and $8,727, respectively, represent Conrail's matching contribution in the form of Conrail Preferred Stock of amounts deferred by the named executive officers through a 401(k) plan during 1993 and 1992. The shares are allocated based on the per share price set at the time the shares were purchased by the plan. With respect to Mr. Hagen, an additional $6,440 was contributed in each of 1993 and 1992 for his annual supplemental term life insurance premium.

(2) This figure represents the full market value as of the February 7, 1994 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1993 bonus deferral, and is composed of the amount of 1993 bonus which such officer elected to defer ($410,800, $126,237, $126,241 and $59,877 for Messrs. Hagen, Brown, LeVan and Kuhn, respectively) plus a matching contribution by Conrail in the amount of 50% for Messrs. Hagen, Brown and LeVan, and 30% for Mr. Kuhn (each as determined by the length of the deferral period elected by such named executive officer). Dividends are paid on all restricted shares. The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on February 7, 1994 ($61.6875).

     As of December 31, 1993, Messrs. Hagen, Brown, LeVan and Kuhn held, respectively, 21,200, 9,943, 3,751 and 1,731 restricted shares of Conrail Common Stock worth $720,187, $355,060, $132,890 and $52,350, respectively, net of the payments which such officers would have been entitled to receive absent their elections to take restricted shares instead of cash bonuses.
     Mr. Marshall held no restricted stock as of December 31, 1993. Valuation is based on the closing price of Conrail Common Stock on December 31, 1993 ($66.875). These numbers reflect the aggregate restricted stock holdings of the named executive officers as of December 31, 1993, but exclude shares received in February 1994 pursuant to such officers' 1993 bonus deferrals.

(3) This figure represents the full market value as of the February 26, 1993 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1992 bonus deferral, and is composed of the amount of the 1992 bonus which such officer elected to defer ($461,949, $147,722, $59,904, and $63,411 for Messrs. Hagen, Brown, LeVan and Kuhn, respectively), plus a 50% matching grant by Conrail. The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on February 26, 1993 ($54.9375).

     Shares in the amounts of 8,409, 2,689, 1,090 and 1,154, respectively, for Messrs. Hagen, Brown, LeVan and Kuhn will vest on February 26, 1995, two years from the date of the award. Dividends are paid on the restricted shares.

(4) This figure represents the full market value as of the February 19, 1992 grant date of restricted shares of Conrail Common Stock awarded to the named executive officer as a result of a 1991 bonus deferral, and is composed of the amount of the 1991 bonus which such officer elected to defer ($235,614, $162,156 and $58,054 for Messrs. Hagen, Brown and LeVan, respectively), plus a 50% matching grant by Conrail. The number of shares of restricted stock was determined by the fair market value of Conrail Common Stock on February 19, 1992 ($41.15625, as adjusted to reflect the two-for-one Conrail common stock split effected as a dividend on September 15, 1992).

     Shares in the amounts of 5,724, 3,940 and 1,410, respectively, for Messrs. Hagen, Brown and LeVan vested on February 22, 1994, two years from the date of the award. Dividends were paid on the restricted shares.

                  _________________________________

      No stock options or stock appreciation rights were granted to any of the named executive officers during the fiscal year ended December 31, 1993.

                ____________________________________

      The following table provides information concerning each exercise of stock options during the fiscal year ended December 31, 1993 by each of the named executive officers and the value of unexercised stock options held by each such officer as of December 31, 1993.

         Aggregated Option/SAR Exercises in Last Fiscal Year
                and Fiscal Year-End Option/SAR Values
(a)           (b)             (c)                 (d)           (e)

                                                   Number of
                                                   Securities    Value of
                                                   Underlying    Unexercised
                                                   Unexercised   In-the-Money
                                                   Option/SARs   Options/SARs
                                                   at FY-End (#) at FY-End ($)

              Shares Acquired                      Exercisable/  Exercisable/
Name          On Exercise (#)  Value Realized ($)  Unexercisable Unexercisable
- ----          ---------------  ------------------  ------------- -------------
J.A. Hagen     140,000          $ 5,651,885         E   71,250    E $2,713,828
                                                    U   31,250    U    767,578


H.W. Brown      25,000            1,067,700         E   71,026    E  3,197,345
                                                    U   15,624    U    383,765


C.N. Marshall   77,866            2,832,694         E   25,758    E    898,963
                                                    U   15,624    U    383,765


D.M. LeVan      84,200            3,265,700         E   15,626    E    383,814
                                                    U   15,624    U    383,765


G.H. Kuhn       65,700            2,241,972         E   15,626    E    383,814
                                                    U   15,624    U    383,765


(1) This valuation is based on the fair market value of Conrail Common Stock on December 31, 1993 ($67.1875).

                Pension Plan Table and Related Disclosure
                -----------------------------------------

      The following table shows estimated annual retirement benefits payable under the Supplemental Pension Plan of Consolidated Rail Corporation.

                                          Years Of Service
                          ------------------------------------------------
Remuneration                15 YRS    20 YRS    25 YRS    30 YRS    35 YRS
- ------------              --------  --------  --------  --------  --------
$   125,000               $ 21,368  $ 28,491  $ 35,614  $ 42,736  $ 49,860
    150,000                 26,618    35,491    44,364    53,236    62,110
    175,000                 31,868    42,491    53,114    63,736    74,360
    200,000                 37,118    49,491    61,864    74,236    86,610
    225,000                 42,368    56,491    70,614    84,736    98,860
    250,000                 47,618    63,491    79,364    95,236   111,110
    300,000                 58,118    77,491    96,864   116,236   135,610
    400,000                 79,118   105,491   131,364   158,236   184,610
    450,000                 89,618   119,491   149,364   179,236   209,110
    500,000                100,118   133,491   166,864   200,236   233,610
    600,000                121,118   161,491   201,864   242,236   282,610
    700,000                142,118   189,491   236,864   284,236   331,610
    800,000                163,118   217,491   271,864   326,236   380,610
    900,000                184,118   245,491   306,864   368,236   429,610


     Messrs. Hagen, Brown, Marshall, LeVan and Kuhn have 13, 15, 15, 16 and 19 years of credited service, respectively. Compensation covered by the Pension Plan consists of an employee's wages for federal income tax purposes (see column (c) to the Summary Compensation Table plus any bonus paid in 1993; column (d) reflects bonuses earned in the stated year, but not paid in such year), excluding reimbursements, fringe benefits, gains from the exercise of employee stock options, and contributions to deferred compensation plans other than employee deferrals under Conrail's Matched Savings Plan. In 1993, the covered compensation of Messrs. Hagen, Brown, Marshall, LeVan and Kuhn was $650,000, $266,323, $317,038, $316,513, and $279,379, respectively. The table above shows estimated annual retirement benefits, after application of the Pension Plan's railroad retirement offset, payable to participants as a straight life annuity under the Pension Plan upon normal retirement at age 65 based upon final average compensation and years of Conrail service. The table does not reflect statutory limits on benefits under tax-qualified plans.

Employment Agreements and Termination of Employment and Change-In-
- ------------------------------------------------------------------
Control Arrangments
- -------------------
      Conrail entered into an employment agreement with Mr. Hagen in connection with Mr. Hagen's employment as Conrail's Chairman, President and Chief Executive Officer. Mr. Hagen also serves as a member of the Board, subject to shareholder approval. The employment agreement is for an initial term of five years, which began April 17, 1989, and continues for additional one-year terms at the expiration of the initial term unless earlier terminated. The initial base salary under the employment agreement was $450,000 per year, subject to upward adjustment by the Board.

      In addition to the employee benefits generally available to Conrail's non-union employees, Mr. Hagen is entitled to the following benefits under the agreement: (1) supplemental retirement benefits equal to any difference between (a) the estimated retirement benefits to which he would have been entitled from CSX Distribution Services, Inc. ("CSX") if he had continued his employment with CSX throughout the time employed by Conrail and (b) his actual retirement benefits from Conrail and CSX; (2) supplemental long-term disability benefits equal to any difference between (a) 60 percent of his base salary and (b) the amounts payable to him under Conrail's long-term disability plan; and (3) supplemental term life insurance coverage in amounts up to $1,000,000. Conrail estimates that Mr. Hagen's annual supplemental retirement benefits if he is employed by Conrail until age 65 will be approximately $276,852.

      The supplemental retirement benefits are forfeited if Mr. Hagen's employment with Conrail is terminated by Conrail (1) for "cause" (as defined in the employment agreement) or (2) by reason of a voluntary act of Mr. Hagen in resigning as a member of the Board of Directors or otherwise making himself unavailable to serve as a member of the Board of Directors. The supplemental retirement benefits may not be paid during any period in which Mr. Hagen is receiving salary from Conrail. The supplemental retirement benefits are payable from Conrail's general assets in the form of an annuity for the life of Mr. Hagen with a fully subsidized survivor annuity for his wife equal to 50 percent of his annuity (or, at Mr. Hagen's election, a 100 percent annuity with an actuarial reduction in his benefits), and are actuarially reduced in the event they commence before age 65.

      If Mr. Hagen's employment is terminated by Conrail at any time on account of disability, he will receive compensation in the same amounts and for the same duration as if he were disabled under both Conrail's and the supplemental long-term disability plans, plus, if otherwise entitled thereto at the time of disability, the supplemental retirement benefits. Conrail may terminate Mr. Hagen's employment without cause at any time. In any such event, Mr. Hagen will receive, during any unexpired term of the agreement, continued base salary at his then current rate plus medical and the supplemental life insurance and retirement benefits. If following a "change in control" (as defined in the employment agreement) of Conrail (1) Mr. Hagen terminates his employment after a substantial and continuing diminution of his responsibilities or a substantial adverse change in his compensation, or (2) Conrail terminates his employment without cause, Mr. Hagen will receive, from the date he is no longer entitled to receive the compensation described in the immediately preceding sentence, until he reaches age 65, continued base salary at his then current rate plus medical and the supplemental life insurance and retirement benefits. The aggregate amount of Mr. Hagen's current base salary from April 1, 1994 to his 65th birthday is $1,996,925. The "change in control" provisions described in the second preceding sentence terminate on June 3, 1995.

      Conrail entered into Continuation Agreements with each of its executive officers, including the named executive officers, other than Mr. Hagen. If within two years following a "change in control" of Conrail (as defined in the Continuation Agreements, excluding a

"change in control" in which such officer has participated without the approval of Conrail's Board), (1) Conrail terminates an executive officer's employment without cause, or (2) an executive officer terminates his or her employment after a reduction in his or her "compensation rate" (as defined in the Continuation Agreements, which includes amounts payable pursuant to Conrail's annual management incentive compensation plans) or in his or her other employee benefits, such executive officer will receive any supplemental retirement benefits to which such executive officer may be entitled, and for two years after such termination of employment, compensation at such executive officer's "compensation rate," plus medical and life insurance benefits.

     Conrail and each of its executive officers, including the named executive officers, have agreed to terminate the Continuation Agreements effective June 3, 1995, the first date on which all of the agreements could be terminated simultaneously.


BOARD COMPENSATION COMMITTEE REPORT

     Conrail's Compensation Committee of the Board of Directors is composed entirely of outside directors, none of whom has an interlocking relationship with Conrail.

     The Compensation Committee's executive officer compensation policies for 1993 were as follows:

     1. The Committee continued its emphasis on at-risk compensation related to corporate performance objectives.

     2. The Committee believes an appropriate cash compensation structure for Conrail executive officers is a base salary slightly below the average for officers with similar positions at comparable companies, together with a significant component of performance-related at-risk compensation in the form of an annual incentive opportunity resulting in a total cash compensation opportunity that is slightly above the average for the executive officers' counterparts at comparable companies. The Committee believes that setting total cash compensation opportunities slightly above the total cash compensation opportunities at comparable companies is an effective method to attract, retain and motivate qualified executive officers.

     3. In determining 1993 compensation levels, the Committee considered executive officer compensation at those companies included in the railroad peer group index used in the performance graph and other companies of a size comparable to Conrail, i.e., companies with revenues in the $3 - $4 billion range.
The Committee, in setting 1993 base salaries for executive officers and, in particular, the changes in those base salaries between 1992 and 1993, also considered each executive officer's expertise, responsibilities and achievement, all of which were given equal weight with the compensation data for comparable companies. Achievement is measured against a management style that promotes customer focus, teamwork and process improvement. Consistent with the cas compensation structure outlined above, base salaries of the named executives in 1993 were below the average for officers with similar positions at comparable companies.

     4. The 1993 annual portion of the performance-related at-risk compensation of the executive officers was provided under an incentive plan pursuant to which all non-union employees were eligible to receive incentive payments. The size of the incentive award opportunities were determined for the named executive officers at a level which, when added to the base salary for such executive officer, could result in a total cash compensation opportunity slightly above the average for the executive officers' counterparts at comparable companies. In December 1992, the Committee set two measurements of corporate performance relevant to the 1993 incentive plan, net income and operating ratio (operating expenses as a percent of revenues). No payment would have been made under the plan unless a specified level of net income for 1993 had been attained. Once the net income threshold was met, the amount of the payments under the plan were solely a function of the 1993 operating ratio, which was superior to the targeted 1993 operating ratio. The effects of one time charges in 1993 for adoption of changes in accounting for income taxes and post retirement benefits, the planned disposition of Concord Resources Group, Inc. and changes in deferred taxes because of the increase in the federal corporate income tax rate were excluded for purposes of these measurements.

     5. Executive officers (and all non-union employees) could defer receipt of their 1993 annual incentive awards for up to five years by electing to receive all or a portion of those awards in restricted shares of Conrail common stock. As an incentive to so elect, a further award of restricted stock (bonus shares) was offered to the participant, the amount of which was determined by the period of restriction elected by the participant for those bonus shares. The percentage of the bonus shares in relation to the deferred incentive was equal to 10%, 20%, 30%, 40% or 50% for an election of a one, two, three, four, or five-year restriction, respectively, on the bonus shares. As a consequence, the size of the restricted stock award is a function of Conrail's performance under the 1993 incentive plan and the individual elections of participants in the plan to take their incentive payments in the form of restricted stock awards. The Committee believes these incentives are appropriate because they more closely align the personal financial interests of employees with the financial interests of shareholders.

     6. The Committee determined the 1993 base salary of James A. Hagen as Chairman, President and Chief Executive Officer after considering both individual and business performance. The Committee also took into account the base salaries of Chief Executive Officers of the comparable companies referred to above. The Committee determined an increase in base salary for 1993 was appropriate for the following reasons: 1993 base salary was within the target range of the average base salary for Chief Executive Officers at the comparable companies; Conrail completed and successfully communicated a five year business plan to employees and the investment community; the Conrail management structure was reorganized to increase customer focus, a change that led to Conrail's new service networks; financial goals expressed in terms of a reduced operating ratio and net income were achieved; and Mr. Hagen provided leadership to the entire railroad industry to promote seamless, joint operations among carriers.

     7. The amount of Mr. Hagen's bonus under the incentive plan was determined by the incentive plan formula and resulted from Conrail's having exceeded the plan goals for both net income and operating ratio in 1993.

                     Daniel B. Burke, Chairman
               Claude S. Brinegar    Roger S. Hillas
               William G. Milliken   David H. Swanson


PERFORMANCE GRAPH

      The following line graph depicts a comparison of Conrail's five-year cumulative total shareholder return, assuming reinvestment of dividends, with the S&P 500 Stock Index and a railroad peer group index.




                            SEE ATTACHED





      Assumes $100 invested on December 31, 1988 in Conrail Common Stock, S&P 500 Stock Index and the rail peer group composite (the returns of which have been weighted according to their respective market capitalization as of the close of business on each December 31, the beginning of the periods for which returns are indicated).

            1988      1989      1990      1991      1992      1993
            ----      ----      ----      ----      ----      ----
Conrail     $100      $146      $127      $263      $313      $449

S&P 500     $100      $127      $119      $150      $157      $168

Rail        $100      $ 89      $ 88      $130      $153      $180
Composite

                                 18

PROPOSAL NO. 2

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE
AS THE INDEPENDENT ACCOUNTANTS FOR THE YEAR 1994

     On February 16, 1994, the Board, with the approval of the Audit Committee, dismissed Coopers & Lybrand, Conrail's previous independent accountants, and selected the firm of Price Waterhouse as independent accountants to audit the books, records and accounts of Conrail for the current fiscal year, subject to ratification by vote of Conrail's shareholders. If the shareholders do not ratify the selection of Price Waterhouse, the selection of independent accountants will be reconsidered and made by the Board. It is understood that even if the selection is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Conrail and its shareholders.

      Neither of Coopers & Lybrand's reports on Conrail's financial statements for the years 1992 or 1993 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Since January 1, 1992, there have been no disagreements between Conrail and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to refer thereto in connection with its report. Since January 1, 1992, Coopers & Lybrand has not advised Conrail that (1) the internal controls necessary for Conrail to develop reliable financial statements do not exist; (2) information has come to the attention of Coopers & Lybrand that led it to no longer be able to rely on Conrail management's representations, or that has made Coopers & Lybrand unwilling to be associated with the financial statements prepared by Conrail's management; (3) there was a need to expand significantly the scope of the Coopers & Lybrand audit, or that information has come to the attention of Coopers & Lybrand that if further investigated may (i) materially affect the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause Coopers & Lybrand to be unwilling to rely on Conrail management's representations or be associated with Conrail's financial statements; or (4) information has come to the attention of Coopers & Lybrand that it has concluded materially affects the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Coopers & Lybrand, would prevent it from rendering an unqualified audit report on those financial statements). Since January 1, 1992, neither Conrail nor anyone on its behalf has consulted

Price Waterhouse on any matter.

      Representatives of Price Waterhouse are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Coopers & Lybrand is not expected to be represented at the meeting.

The Board of Directors recommends a vote for approval of Proposal 2.

SHAREHOLDER PROPOSALS

      Proposals which shareholders wish to be presented at the 1995 Annual Meeting of Shareholders, scheduled for May 17, 1995, must be received by Conrail no later than December 1, 1994 to be considered for inclusion in the Proxy Statement and the form of proxy for the 1995 Annual Meeting. Proposals should be addressed to the Secretary of the Corporation, Conrail Inc., Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19101-1417. All proposals should be sent by certified mail, return receipt requested.

                                   By Order of the Board of Directors

                                   Allan Schimmel
                                   Allan Schimmel
                                   Corporate Secretary

March 31, 1994

X                                                                      2570
Please mark your
vote as in this
example.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to the voting of Common Stock, this Proxy will be voted FOR Proposals 1 and 2. With respect to the effect of the undersigned shareholder's failure to direct the voting of ESOP Stock, SEE REVERSE SIDE.

              The Board of Directors recommends a vote FOR:
1. Election of                     2. Ratification of
Directors       FOR  WITHELD          Auditors.         FOR  AGAINST  WITHELD
Class I-Term
Expiring 1997
(see reverse).                                     Special Action

For, except vote withheld                   Will Attend            Comments
from the following nominee(s):             Annual Meeting         on Reverse

- ------------------------------
- -------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
      ------------------------
      ------------------------
      SIGNATURE(S)       DATE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             Detach Proxy Card Here

                                Admission Ticket

                                  CONRAIL INC.

                                 Annual Meeting
                                       of
                                  Shareholders

                            Wednesday, May 18, 1994
                                   10:00 a.m.
                           The Academy of Music Hall
                               1420 Locust Street
                                Philadelphia, PA

                                 Meeting Agenda
                                 --------------
* Welcome by James A. Hagen, Chairman, President and Chief Executive Officer
* Presentation of Affidavit of Notice of Meeting
* Report on Quorum
* Report on Appointment of Judge of Election
* Election of Directors to serve until Annual Meeting of Shareholders in 1997
* Ratification of Price Waterhouse as Independent Auditors
* Remarks by James A. Hagen, Chairman, President and Chief Executive Officer
* Discussion Period
* Report on Results of Balloting
* Adjournment

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete, detach and mail the proxy card above.

If you plan to attend the Annual Meeting, please mark the appropriate box in
- ----------------------------------------------------------------------------
the Special Action Section of the proxy card above. Display this ticket to the
- ------------------------------------------------------------------------------
Conrail representative at the entrance to The Academy of Music Hall.
- -------------------------------------------------------------------

                                  CONRAIL INC.

             Proxy Solicited on behalf of the Board of Directors of The Company for the Annual Meeting of Shareholders, May 18, 1994

P
R
O
X
Y


The undersigned hereby constitutes and appoints Daniel B. Burke, Roger S. Hillas and E. Bradley Jones, and each of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of CONRAIL INC. to be held on Wednesday, May 18, 1994 at 10:00 a.m. in The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments thereof, on all matters coming before said meeting. If the undersigned participates in the Consolidated Rail Corporation Employee Stock Ownership Plan (ESOP), pursuant to which the ESOP account of the undersigned has been allocated shares of Conrail Inc. Series A ESOP Convertible Junior Preferred Stock (ESOP Stock), the undersigned hereby directs Boston Safe Deposit and Trust Company, as Trustee to the ESOP, to vote all such shares at the aforesaid Annual Meeting and any adjournments thereof as designated on the reverse side of this proxy and in its discretion on such other matters as may properly come before the meeting.

Election of Directors. Nominees:

Class I-Term Expiring 1997

1. H. Furlong Baldwin

2. James A. Hagen

3. Michael H. Moskow

4. David H. Swanson

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If you sign and return this card but do not mark any boxes, your shares of Common Stock will be voted in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares of Common Stock unless you sign and return this card. If you do not sign and return this card, or if you sign and return the card but do not mark the boxes, your shares of ESOP Stock, if any, will be voted by the ESOP Trustee, together with unallocated ESOP Stock, in the same manner and proportion as the shares of ESOP Stock for which valid voting instructions have been received.

Comments:
- -----------------------------------------------
- -----------------------------------------------

SEE REVERSE
SIDE

The Academy of Music Hall is located in Center City Philadelphia and is in close proximity to SEPTA's major mass transit lines. Shareholders attending the Conrail meeting may use, at their own expense, any of the commercial parking lots in and around The Academy of Music Hall.

Annual
Meeting of
Shareholders

May 18, 1994, 10:00 a.m.

The Academy of Music Hall
1420 Locust Street
Philadelphia, PA


                                  INTRODUCING

                          CONRAIL SHAREHOLDER DIRECTsm

                                 1-800-215-RAIL

In late 1993, shareholders were notified of Conrail's plan to introduce a new communications tool designed to provide more timely and cost-effective corporate information, including quarterly financial results, news releases and other items of corporate interest. This communications device would replace the customary mailing of Quarterly Reports to shareholders with dividend checks.

Effective April 1, 1994, Conrail Shareholder Directsm is available for use by holders of Conrail Inc. stock and can be accessed by dialing 1-800-215-RAIL anytime day or night. After accessing this toll-free system, shareholders will be able to choose the information they desire by selecting from a menu driven list of options and can even arrange for printed copies of various information pieces via fax or the U.S. Postal Service.